UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2010, we received additional financing of $7,000,000 in cash from LFB Biotechnologies S.A.S., or LFB, in exchange for a $7,000,000 secured convertible note.

The secured convertible note has a 36-month term and accrues interest at a rate of 4%, with a single payment of principal and interest at maturity. After January 1, 2011 LFB may annually adjust the rate of interest upwards or downwards, based on LFB’s then-current cost of capital, as determined by LFB in the exercise of its commercially reasonable discretion. Over the term of the secured convertible note LFB may elect to (i) convert all or any portion of the principal and interest outstanding under the secured convertible note into shares of our common stock at a conversion price of $0.42 per share, or (ii) cancel all or any portion of the principal and interest outstanding under the secured convertible note in payment for any shares of our common stock or securities convertible, exercisable or exchangeable into shares of our common stock that we issue and sell in a future financing with a third party in which LFB elects to participate.

The foregoing description of the secured convertible note is qualified in its entirety by the full text of the secured convertible note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Existing Loan Agreements

On June 15, 2010, we also entered into a Fourth Amendment to our Amended and Restated Security Agreement with LFB, dated June 18, 2009 and a Fourth Amendment to our Mortgage, Security Agreement and Fixture Filing dated as of December 22, 2008. The purpose of these amendments was to modify our existing security arrangements with LFB to add the secured convertible note to our debt that is secured by a first priority security interest on all of our assets, including our intellectual property, but excluding livestock.

LFB

LFB is our largest stockholder. Before the closing of the new financing on June 15, 2010, LFB owned 21,299,910 shares of our common stock, or approximately 70% of our outstanding common stock, as well as 100% of our Series D preferred stock, a warrant to purchase common stock and convertible debt (including the newly-issued secured convertible note), all of which are convertible into an aggregate of 23,836,228 shares of our common stock. If the convertible debt is converted, the warrants exercised and the Series D convertible preferred stock converted, LFB would own 45,136,134 shares, or approximately 83.18% of our common stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the secured convertible note with LFB is incorporated herein by this reference.

Under the terms of the secured convertible note, LFB, at its option upon the occurrences of specified events of default, including a default in a payment of principal and interest, the liquidation or dissolution of GTC, or the institution of bankruptcy proceedings, may declare any or all of the amounts we owe to LFB under the secured convertible note to be immediately due and payable, without demand or notice to us.

Additionally, if we are in default under certain other provisions described in the Amended and Restated Security Agreement, or if we act in a fraudulent manner or commit an act of fraud, then the amounts we owe to LFB, including the secured convertible note, shall immediately become due and payable, without demand or notice to us. These accelerated obligations and liabilities shall bear an increased interest rate until paid in full at the lower of eighteen percent per annum or the maximum rate not prohibited by applicable law.

Item 3.02	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

The shares of common stock issuable upon conversion of the secured convertible note will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act of 1933 (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. LFB has represented to us that it is acquiring the shares for investment and not for distribution, that it can bear the risks of the investment and that it has had an opportunity to ask questions of, and receive answers from, us regarding the terms and conditions of the offering of securities pursuant to the secured convertible note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Officers

On June 15, 2010 Geoffrey F. Cox, our Chairman of the Board and Chief Executive Officer, and John B. Green, our Chief Financial Officer and Treasurer, left GTC in connection with a restructuring of its business. Effective June 15, 2010, Dr. Cox also resigned as a member of our Board of Directors.

Separation Agreements

In connection with the departures of Dr. Cox and Mr. Green, we entered into separation agreements with each of them that alter the payment schedule of the severance benefits under their existing employment agreements such that some of the payments are contingent upon certain subsequent developments in GTC’s business that would provide GTC with additional funding.

Election of Executive Officer

On June 15, 2010 our Board of Directors elected William K. Heiden as our new Chairman of the Board, President and Chief Executive Officer. Mr. Heiden, 50, has served as a director of GTC since October 2009. Mr. Heiden is an experienced pharmaceutical and biotechnology executive. He served most recently as president and CEO of Elixir Pharmaceuticals for four years, and prior to that as President and COO of Praecis (acquired by GSK), which he had joined in May 2002. From 1987 to 2002, he progressed through various positions of increasing responsibility at Schering Plough (now Merck), including Managing Director of a number of businesses in the U.S., Europe and Canada. Mr. Heiden holds an MBA from Cornell University’s Johnson Graduate School of Management, an MS degree from the University of Louvain and a Bachelors degree from the University of Florida. He serves on the Board of Directors of LFB Biotechnologies in Les Ulis, France, Conjuchem Biotechnologies, Inc. in Montreal, Canada (CJB.TO) and two private pharmaceutical companies.

Our Compensation Committee of our Board of Directors has approved the arrangements governing the terms of Mr. Heiden’s new employment with us. Mr. Heiden will be entitled to a base salary of $350,000 and an annual target bonus of 50% of his base salary, as well as customary health and insurance benefits provided to our senior executives. Mr. Heiden also received a hiring bonus of $60,000 in recognition of his recent service to GTC in connection with the development of the restructuring plan for our business, as well as a grant of an option to purchase 300,000 shares of our common stock pursuant to our 2002 Equity Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	$7,000,000 Secured Convertible Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 15, 2010. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: June 18, 2010	By:	/s/ William K. Heiden
William K. Heiden
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	$7,000,000 Secured Convertible Note issued by GTC Biotherapeutics, Inc. to LFB Biotechnologies S.A.S. on June 15, 2010. Filed herewith.